Exhibit 99.1

LuxUrban Hotels Inc. Announces 2022 Third Quarter Financial Results

Record Quarterly Net Rental Revenue of $11.6 Million

Significant Increases in Gross Profit, RevPAR, and Occupancy Rates

Adjusted Net Income of $0.6 Million Excludes $4.6 Million of Non-Cash and One-Time Expenses

Adjusted EBITDA Rose to $2.4 Million

Reiterates Annual Guidance for 2022 and 2023

MIAMI, FL, November 14, 2022 — LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH), which utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, today announced financial results for the third quarter (“Q3 2022”) and nine months ended September 30, 2022.

2022 Third Quarter Financial Overview Compared to 2021 Third Quarter

•	Net rental revenue rose 74.2% to $11.6 million from $6.6 million
•	Gross profit improved to $4.9 million, or 42.2% of net rental revenue, from $0.8 million, or 11.9% of net rental revenue
•	Net loss of $3.2 million, or $(0.13) per share, was primarily impacted by a one-time, non-cash $2.4 million warrant expense and a one-time cash expense of $1.8 million related to the Company’s planned exit from its legacy apartment rental business as part of its rebranding initiatives; net loss in Q3 2021, which did not include these expenses, was less than $0.1 million
•	Adjusted net income (a non-GAAP measure; see reconciliation tables in this press release)
improved to $0.6 million, or $0.03 per share, from a net loss of less than $0.1 million
•	Adjusted EBITDA (a non-GAAP measure; see reconciliation tables in this press release)
increased to $2.4 million from $0.5 million

Operational Highlights

•	For the 2022 nine-month period, RevPAR rose 30% to $149 from $115, and occupancy rates improved to 87% from 71%
•	Currently operate approximately 1,200 short term hotel rental units, which have been fully funded
•	Expect to operate a total of approximately 1,500 short term hotel rental units by or around December 31, 2022, with no outside funding required for the additional 300 units
•	Launched corporate rebranding initiative
•	Implemented initiatives to expand margins, generate positive cash flows, and drive profitability

“Our performance in Q3 2022 validated the growth, sustainability, and predictability of our operating model,” said Brian Ferdinand, Chairman and Chief Executive Officer. “We recorded the highest quarterly net revenue in our history, expanded our operating portfolio of short-term rental hotel units, and grew RevPAR and occupancy rates across the portfolio. Excluding the one-time, non-cash warrant expense charges and one-time costs associated with our planned exit from our legacy apartment rental business, adjusted net income improved to $0.6 million and adjusted EBITDA rose 348%, respectively, from last year’s third quarter.

“We are confident in the trajectory of our business and excited about our performance through the first nine months of the year, reporting net rental revenue of $30.9 million, adjusted net income of $3.5 million, EBITDA of $4.3 million, and adjusted EBITDA of $6.5 million. As such, we are pleased to reiterate our full year 2022 and 2023 net revenue and EBITDA guidance.”

He concluded, “As a complement to anticipated net revenue growth, we have commenced initiatives designed to expand margins, generate positive cash flows, and drive profitability. This includes our agreement with Rebel Hotel Company, which we estimate will deliver margin enhancements that we would not have been able to realize until at least 2024, and our recently announced agreement with a new credit card processing company that eliminates the need for reserves and reduces associated processing expenses by approximately 400 bps compared to our former processor relationships.  As a result of this new relationship, our former credit card processors will release to the Company approximately $5.5 million in reserves over the next 12 months.”

Q3 2022 Overview

Net rental revenue in Q3 2022 increased 74.2% to $11.6 million from $6.6 million in the third quarter ended September 30, 2021 (“Q3 2021”), driven primarily by an increase in average units available to rent from 446 in Q3 2021 to 571 at Q3 2022, as well as improved occupancy rates and ADRs during this period.

Cost of revenue, which includes rental expenses for available units to rent, rose to $6.7 million in Q3 2022 from $5.9 million in Q3 2021, due primarily to the increase in size of the Company’s rental unit portfolio, as well as related increases in furniture rentals, cleaning costs, cable / WIFI costs and credit card processing fees.

Gross profit improved to $4.9 million, or 42.2% of net rental revenue, from $0.8 million, or 11.9% of net rental revenue, in Q3 2021, driven primarily by a reduction in the impact of COVID-19 on our operations, higher unit counts and better occupancy rates and ADRs.

Total general and administrative expenses in Q3 2022 increased to $5.3 million from $0.3 million in Q3 2021. This increase reflected costs incurred in Q3 2022 that were not incurred in Q3 2021, including $1.8 million in one-time exit costs related to the Company’s planned exit from its legacy apartment rental business and a non-cash stock compensation expense of $0.4 million, as well as costs associated with being a public company. Operating costs also include contracted services, selling and administrative expenses, professional fees, and software fees, all of which increased over these periods primarily attributable to the operation of additional units compared to Q3 2021.

Total other expenses rose to $3.5 million from $0.6 million in Q3 2021, and primarily reflected a one-time, non-cash charge of $2.4 million (included in Interest and Financing Costs) associated with the issuance of warrants to debt investors.

As a result of the above, net loss for Q3 2022 was $3.2 million, or $(0.13) per share, as compared to a net loss of less than $0.1 million in Q3 2021.

Adjusted net income, which excluded the above referenced charges (see reconciliation tables in this press release) improved to $0.6 million, or $0.03 per share, compared to net income of less than $0.1 million in Q3 2021.

Adjusted EBITDA rose to $2.4 million, or 20.8% of net rental revenue, in Q3 2022 compared to adjusted EBITDA of $0.5 million, or 8% of net rental revenue in Q3 2021.

Reiterating Guidance: 2022-2023 Net Revenue and EBITDA

For the years ending December 31, 2022 and 2023, the Company is reiterating the following guidance:

•	Full Year 2022 (based on its current operating portfolio of approximately 1,200 short-term rental hotel units): Net revenue of $42 - $46 million, and EBITDA of $7 - $9 million.
•	Full Year 2023: Net revenue of $100 - $110 million, and EBITDA of $16 - $20 million, based on its expectation that it will operate approximately 1,500 short-term rental hotel units by or around December 31, 2022.

In addition to the existing and anticipated additional units discussed above, this guidance is based on, among other factors, the Company’s current business, economic, and public health conditions; the status of its acquisition pipeline and its ability to close on these potential acquisitions; and its current view of forward-looking unit operating metrics.

Conference Call and Webcast

The Company will host a conference call on Tuesday, November 15, 2022 at 10:00 am Eastern Time to discuss the results.

Investors interested in participating in the live call can dial:

~~•~~	(877) 407-9753 - U.S.
~~•~~	(201) 493-6739 - International

A webcast of the event may be accessed via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=77gKdCRg

A simultaneous webcast of the call may be accessed online from the Events & Presentations section of the Investor Relations page of the Company’s website at www.luxurbanhotels.com.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. (formerly named CorpHousing Group Inc.) utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the Company’s properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of noted lease transactions and continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projection provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Non-GAAP Information

The Company defines adjusted cash net income as net income (loss) before non-cash income taxes, stock compensation expense, depreciation and amortization, warrant expense, and exit costs related to its planned exit from its legacy apartment rental business. The Company believes that adjusted net income is useful to investors as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA. The Company defines EBITDA as net income before interest, taxes, and depreciation. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

For purposes of the guidance provided herein for the years ending December 21, 2022 and 2023, however, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation could not be accomplished without unreasonable effort. Non-GAAP measures for future periods which cannot be reconciled to the most comparable GAAP financial measures are calculated in a manner which is consistent with the accounting policies applied in the Company’s consolidated financial statements.

A reconciliation of net income (loss) to EBITDA, net income (loss) to adjusted EBITDA, and net income (loss) to adjusted net income is included in the financial tables included with this press release and will be provided in the company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 to be filed on November 14, 2022, under the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to EBITDA.”

CONTACT

Shanoop Kothari	Devin Sullivan, SVP
Chief Financial Officer	The Equity Group Inc.
LuxUrban Hotels Inc.	(212) 836-9608
shanoop@luxurbanhotels.com	dsullivan@equityny.com

David Shayne, Analyst
(212) 836-9628
dshayne@equityny.com

LUXURBAN HOTELS INC.

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30,	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$1,190,033	$6,998
Treasury bills	50,658	—
Processor retained funds	7,366,187	56,864
Prepaid expenses and other current assets	1,432,418	166,667
Deferred offering costs	—	771,954
Security deposits - current	112,290	276,943
Total Current Assets	$10,151,586	$1,279,426
Other Assets
Furniture and equipment, net	50,780	11,500
Restricted cash	1,100,000	1,100,000
Security deposits - noncurrent	5,958,385	1,377,010
Operating lease right-of-use asset, net	79,821,828	—
Total Other Assets	86,930,993	2,488,510
Total Assets	$97,082,579	$3,767,936
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$3,653,939	$4,209,366
Rents received in advance	1,279,992	1,819,943
Merchant cash advances - net of unamortized costs of $5,143 and $57,768, respectively	324,527	1,386,008
Loans payable - current portion	5,750,721	1,267,004
Loans payable - SBA - PPP Loan - current portion	298,958	815,183
Loans payable - related parties - current portion	248,500	22,221
Operating lease liability - current	5,931,418	—
Total Current Liabilities	17,488,055	9,519,725
Long-Term Liabilities
Loans payable	814,244	925,114
Loans payable - SBA - EIDL Loan	800,000	800,000
Loans payable - related parties	—	496,500
Convertible loans payable - related parties	—	2,608,860
Line of credit	94,975	94,975
Deferred rent	—	536,812
Operating lease liability	73,090,410	—
Total Long-Term Liabilities	74,799,629	5,462,261
Total Liabilities	92,287,684	14,981,986
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Members’ Deficit	—	(11,214,050)
Common stock (par value $0.00001, shares authorized, issued and outstanding - 90,000,000; 26,529,418; 26,529,418; respectively)	265	—
Additional Paid-In Capital	17,458,989	—
Accumulated deficit	(12,664,359)	—
Total Stockholders’ Equity (Deficit)	4,794,895	(11,214,050)
Total Liabilities and Stockholders’ Equity (Deficit)	$97,082,579	$3,767,936

LUXURBAN HOTELS INC.

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Rental Revenue	$14,443,842	$9,796,194	$38,863,281	$21,485,067
Refunds and Allowances	2,868,517	3,149,813	7,987,193	7,349,791
Net Rental Revenue	11,575,325	6,646,381	30,876,088	14,135,276
Cost of Revenue	6,686,373	5,853,295	20,617,255	13,773,826
Gross Profit	4,888,952	793,086	10,258,833	361,450
General and Administrative Expenses
Administrative and other	5,076,181	95,898	6,635,923	1,354,356
Professional fees	234,845	166,328	540,330	256,732
Total General and Administrative Expenses	5,311,026	262,226	7,176,253	1,611,088
Net (Loss) Income Before Other Income (Expense)	(422,074)	530,860	3,082,580	(1,249,638)
Other Income (Expense)
Other income	606,090	136	1,193,157	603
Interest and financing costs	(4,151,578)	(566,924)	(5,311,457)	(1,226,931)
Total Other Expenses	(3,545,488)	(566,788)	(4,118,300)	(1,226,328)
Loss Before Benefit from Income Taxes	(3,967,562)	(35,928)	(1,035,720)	(2,475,966)
Benefit from Income Taxes
Current	(750,000)	—	—	—
Net Loss	$(3,217,562)	$(35,928)	$(1,035,720)	$(2,475,966)
Basic and diluted loss per common share	$(0.13)	$—	$(0.05)	$—
Basic and diluted weighted average number of common shares outstanding	24,092,231	—	22,251,412	—

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements, which are prepared in accordance with GAAP, we use EBITDA and Adjusted EBITDA as a non-GAAP financial measures.

The following table provides reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021
Net Loss	$(3,217,562)	$(35,928)	$(1,035,720)	$(2,475,966)
Benefit from Income Taxes	$(750,000)	$—	$—	$—
Interest and Financing Costs	$4,151,578	$566,924	$5,311,457	$1,226,931
Depreciation and Amortization	$2,464	$—	$5,020	$—
EBITDA	$186,480	$530,996	$4,280,757	$(1,249,035)

Stock Compensation Expense	$358,285	$—	$358,285	$—
Exit SoBeNY Costs	$1,835,571	$—	$1,835,571	$—
Adjusted EBITDA	$2,380,336	$530,996	$6,474,613	$(1,249,035)

EBITDA is defined as net income or loss before the impact of interest, taxes and depreciation and amortization. EBITDA is a key measure of our financial performance and measures our efficiency and operating cash flow before financing costs, taxes and working capital needs. Adjusted EBITDA adjusts for non-cash stock compensation expense, as well as the costs associated with the exit of our apartment rental business under SoBeNY. Adjusted EBITDA is a key measure of our financial performance as, like EBITDA, measures our efficiency and operating cash flow before non-cash stock compensation costs, financing costs, taxes and working capital as well as the one-time nature of exit costs associated with SoBeNY. We utilize EBITDA and Adjusted EBITDA because they provide us with an operating metric closely tied to the operations of the business.

To supplement EBITDA and Adjusted EBITDA, we have adjusted our net income for non-cash items to calculate, Cash Net Income as another non-GAAP financial measure. We have also removed the one-time costs associated with the exit costs associated with SoBeNY. The follow table provides reconciliation of net income (loss) to Cash Net Income (Loss) and Adjusted Cash Net Income (Loss):

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021
Net Loss	$(3,217,562)	$(35,928)	$(1,035,720)	$(2,475,966)
Benefit from Income Taxes	$(750,000)	$—	$—	$—
Stock Compensation Expense	$358,285	$—	$358,285	$—
Depreciation and Amortization	$2,464	$—	$5,020	$—
Warrant Expense	$2,386,369	$—	$2,386,369	$—
Cash Net Income (Loss)	$(1,220,444)	$(35,928)	$1,713,954	$(2,475,966)
Exit SoBeNY Costs	$1,835,571	$—	$1,835,571	$—
Adjusted Cash Net Income (Loss)	$615,127	$(35,928)	$3,549,525	$(2,475,966)
Adjusted Cash Net Income per share	$0.03	—	$0.16	—
Fully diluted weighted average number of common shares outstanding	24,092,231	—	22,251,412	—